Exhibit 99.2

PORTWARE, LLC AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

AND

INDEPENDENT AUDITORS’ REPORT

DECEMBER 31, 2014

PORTWARE, LLC AND SUBSIDIARIES

INDEPENDENT AUDITORS' REPORT

To the Members of Portware, LLC

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Portware, LLC and Subsidiaries, which comprise the consolidated balance sheet as of December 31, 2014 and the related consolidated statements of operations and comprehensive income, changes in members’ equity and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Portware, LLC and Subsidiaries as of December 31, 2014, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

New York, New York

March 31, 2015

PORTWARE, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

December 31, 2014

ASSETS

Current assets
Cash	$5,742,084
Accounts receivable	2,641,604
Prepaid and other current assets	868,987
Total current assets	9,252,675

Property and equipment, net	1,704,618

Goodwill and intangible assets	472,357

Other assets	559,204
$11,988,854

LIABILITIES AND MEMBERS' EQUITY

Current liabilities
Accounts payable	$190,512
Accrued expenses	2,028,656
Unearned revenue	365,095
Income taxes payable	110,422
Deferred revenue	1,280,605
Deferred rent	41,729
Lease payable	465,816
Total current liabilities	4,482,835

Long-term liabilities
Accrued interest on preferred units	498,958
Deferred rent, less current portion	173,728
Lease payable, less current portion	605,806
Total long-term liabilities	1,278,492

Members' equity
Members' equity	6,593,118
Accumulated other comprehensive loss	(365,591)

Total members' equity	6,227,527

$11,988,854

See accompanying notes to consolidated financial statements.

PORTWARE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

Year Ended December 31, 2014

Revenue
Software licensing and other service revenue	$30,796,907

Expenses
Employee compensation and benefits	22,916,070
Bandwidth and other technology costs	4,330,364
Occupancy and office expenses	2,284,160
Professional fees	1,416,388
Third party connectivity charges	728,045
Travel and entertainment	718,623
General and administrative expenses	529,326
Sales, marketing and promotion	452,739
Consultants	413,646
Software license fees	92,281
3,881,642

Loss from operations	(3,084,735)

Other (income) expense
Interest expense	853,710
Depreciation and amortization	525,226
Other expense	45,746
Gain on forgiveness of debt	(10,999,122)
(9,574,440)

Income before income tax	6,489,705
Income tax expense	269,782

Net income	$6,219,923

Comprehensive Income
Net income	$6,219,923
Foreign currency translation adjustment	(111,831)

Comprehensive income	$6,108,092

See accompanying notes to consolidated financial statements.

PORTWARE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' EQUITY

Year Ended December 31, 2014

		Accumulated Other	Total
	Members'	Comprehensive	Members'
	Equity (Deficit)	Loss	Equity (Deficit)

Members' deficit, beginning of year	$(18,213,379)	$(253,760)	$(18,467,139)

Amendment and restatement of warrants	87,631		87,631

Issuance of Series A-1 and A-2 Preferred Units	17,107,135		17,107,135

Interest Accrued for Preferred Unit Holders	(498,958)		(498,958)

Issuance of Threshold Common Units	1,021,738		1,021,738

Issuance of Threshold Incentive Units	869,028		869,028

Net income	6,219,923		6,219,923

Foreign currency translation adjustment		(111,831)	(111,831)

Members' equity, end of year	$6,593,118	$(365,591)	$6,227,527

See accompanying notes to consolidated financial statements.

PORTWARE, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

Year Ended December 31, 2014

Cash flows from operating activities
Net income	$6,219,923
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	525,226
Amortization of debt discount	210,320
Equity-based compensation	1,978,397
Gain on forgiveness of debt	(10,999,122)
Accrued interest on convertible note	551,804
Deferred rent	(30,578)
Deferred tax	99,000
Changes in operating assets and liabilities:
Accounts receivable	(1,571,446)
Prepaid and other current assets	(132,738)
Other assets	9,314
Accounts payable	(120,129)
Accrued expenses	1,540,314
Unearned revenue	159,687
Income taxes payable	72,531
Deferred revenue	677,990

Net cash used in operating activities	(809,507)

Cash flows from investing activities
Purchase of property and equipment	(226,780)
Purchase of intangible asset	(49,538)

Net cash used in investing activities	(276,318)

Cash flows from financing activities
Repayment of capital lease obligations	(358,867)
Proceeds from issuance of preferred units	4,107,135

Net cash provided by financing activities	3,748,268

Effect of exchange rate changes on cash	(111,831)

Net increase in cash	2,550,612

Cash, beginning of year	3,191,472

Cash, end of year	$5,742,084

Supplemental disclosures of cash flow information:
Cash paid for interest	$90,763

Cash paid for income taxes	$113,389

Supplemental disclosure of non-cash financing activities:
Property and equipment acquired under capital lease obligations	$1,430,489

Repayment of convertible note and accrued interest in exchange for issuance of preferred units	$13,000,000

Interest accrued for preferred unit holders	$498,958

See accompanying notes to consolidated financial statements.

PORTWARE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Nature of operations

Portware, LLC and Subsidiaries (collectively, the “Company”), a Delaware Limited Liability Company, develops, markets, licenses, implements, and supports automated portfolio trading software for global equities, FX, futures, and options. The Company creates integrated solutions to streamline workflow and increase operational efficiencies on trading desks, and is used for aggregation, execution, and analysis of financial instruments.

2.	Summary of significant accounting policies

Principles of Consolidation

These consolidated financial statements include the accounts of Portware, LLC (“Portware”) and its direct wholly-owned subsidiaries, Portware International, LLC (“International”), formerly Portware Holdings LLC, which maintains branch operations in the United Kingdom, India and Hong Kong, PTS Net, LLC, P.A.N. Securities, LP (“PAN”), a Financial Industry Regulatory Authority (“FINRA”) registered broker-dealer, Portware India Private Limited, Portware IC-DISC, Inc. (“IC-DISC”) and Alpha Vision Services, LLC (“Alpha Vision”). All significant inter-company balances and transactions have been eliminated.

IC-DISC, a domestic corporation, was formed in 2010 under the rules of the Internal Revenue Code to be an Interest Charge – Domestic International Sales Corporation to take advantage of favorable tax treatment offered to qualified export revenue from Portware, the parent company. In 2014, Portware did not utilize the IC-DISC.

Basis of Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP").

These consolidated financial statements have been approved by management and are available for issuance on March 31, 2015. Subsequent events have been evaluated through this date.

Concentration of Credit Risk

The Company maintains cash balances in certain financial institutions which, at times, may exceed federally insured limits. The Company is subject to credit risk to the extent any financial institution with which it conducts business is unable to fulfill contractual obligations on its behalf. Management monitors the financial condition of such financial institutions and does not anticipate any losses from these counterparties.

Revenue Recognition

The Company’s revenue is primarily derived from licensing its software and performing services related to the installation and customization of that software. A second revenue stream is derived from providing access maintenance services to the broker-dealer community for ongoing integration of their offerings into the Company’s product. The Company also operates a broker-dealer through its subsidiary, PAN, to allow it to receive transaction-based revenues in return for its services.

Revenue derived from software contracts includes the rights to use the software while hosted on the Company’s or the client’s hardware. These arrangements are usually bundled with initial implementation, hosting, and maintenance services. The Company considers these arrangements as service contracts and recognizes revenue ratably over the hosting service period, which is typically one year.

PORTWARE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of significant accounting policies (continued)

Revenue Recognition (continued)

Other professional services revenue is recognized at the time that services are performed. Vendor-specific objective evidence is established for recognition of implementation services, based on hourly rates the Company charges for its employees when performing these services, provided the Company has the ability to accurately estimate the hours required to complete a project based upon its experience with similar projects. The Company records related services to cost of sales in the consolidated statement of operations and comprehensive income as costs are incurred.

The Company uses contracts as evidence of an arrangement for subscription, license, and maintenance services. For other professional services, a signed contract or statement of work is used to evidence an arrangement. Delivery occurs when initial implementation for subscription is completed, and services have been rendered. For software licenses, delivery to customers is sent electronically. Fees are assessed as fixed and determinable based on a number of factors, including the customer’s past payment history and its current creditworthiness. If management determines that collection of a fee is not reasonably assured, revenue is deferred and recognized at the time collection becomes reasonably assured.

Access maintenance services revenue is evidenced by a contract and recognized when the broker’s offering is successfully integrated in the software version utilized by a specific client of the Company. Service fees are charged on a monthly basis and recognized as earned each month.

Transaction-based revenues are charged to brokers via PAN for enabling customers to trade with brokers using Portware, as well as additional access maintenance. These arrangements are evidenced by an agreement between the parties and are calculated based on a number of transactions completed during a given month. Revenues are recognized in the month that the transactions are completed.

Unearned Revenue and Deferred Revenue

Revenue is deferred until evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable, and collectability is probable. Deferred revenue represents unearned amounts received under license agreements, not yet recognized as revenue. Unearned revenue represents amounts received in advance of future services to be provided.

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections, and current credit conditions.

Software Development Costs

Software development costs consist of development work associated with the Company’s existing and potential products, and are expensed as incurred. The Company incurs development expenses primarily related to payroll costs, which are included in employee compensation and benefits in the consolidated statement of operations and comprehensive loss. Management determined that all software and development costs should be expensed because the establishment of technological feasibility of products, which the Company defines as the establishment of a working model, and their availability for sale have substantially coincided.

PORTWARE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of significant accounting policies (continued)

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization is provided for by the straight-line method over the following estimated useful lives of the related assets:

Assets	Useful Lives
Office equipment	5 years
Furniture and fixtures	5-7 years
Computer equipment	5 years
Computer software	3 years
Leasehold improvements	Life of lease

Long-Lived Assets

The Company assesses the recoverability of the carrying amounts of long-lived assets when indicators of impairments exist. A potential impairment loss is measured when expected undiscounted future cash flows are less than the carrying amount of the asset which indicates the carrying value of the long-lived asset may not be recoverable. An impairment loss is the difference by which the carrying amount of the asset exceeds its fair value. The Company determined that no impairment charge was necessary for the year ended December 31, 2014.

Goodwill and Intangible Assets

Goodwill and intangible assets that have indefinite useful lives are subject to at least an annual assessment for impairment. An impairment charge is measured whenever events or changes in circumstances would indicate possible impairment. The Company performed an impairment test at year end for its goodwill and intangible assets and no impairment charge was recorded for the year ended December 31, 2014.

Income Taxes

The Company is a Limited Liability Company that is treated as a partnership for income tax purposes. No provision for federal income taxes is required by the Company as its taxable income and expenses are reported by its members. The Company is subject to New York City Unincorporated Business Tax, as well as foreign income taxes specific to the localities of the Company’s branch offices.

The Company follows an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on the enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.

The determination of the Company’s provision for income taxes requires significant judgment, the use of estimates, and the interpretation and application of complex tax laws. Significant judgment is required in assessing the timing and amounts of deductible and taxable items and the probability of sustaining uncertain tax positions. The benefits of uncertain tax positions are recorded in the Company’s consolidated financial statements only after determining a more-likely-than-not probability that the uncertain tax positions will withstand challenge, if any, from tax authorities. When facts and circumstances change, the Company reassesses these probabilities and records any changes in the consolidated financial statements as appropriate. Accrued interest and penalties related to income tax matters are classified as a component of income tax expense.

PORTWARE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of significant accounting policies (continued)

Income Taxes (continued)

The Company is required to determine whether a tax position is more likely than not to be sustained upon examination by the applicable taxing authority, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The Company files an income tax return in the U.S. federal jurisdiction, and may file income tax returns in various U.S. state and local jurisdictions and foreign localities. The tax benefit recognized is measured as the largest amount of benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. De-recognition of a tax benefit previously recognized results in the Company recording a tax liability that reduces net assets. This policy has been applied to all existing tax positions upon the Company’s initial adoption for the period ended December 31, 2009. Based on its analysis, the Company has determined that the adoption of this policy did not have a material impact on the Company’s consolidated financial statements upon adoption. However, the Company’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof. The Company recognizes interest accrued related to unrecognized tax benefits and penalties related to unrecognized tax benefits in income taxes payable. No interest expense or penalties have been recognized as of and for the period ended December 31, 2014.

Use of Estimates

The preparation of the consolidated financial statements in accordance with GAAP requires the Company’s management to make estimates and assumptions that affect the amounts and disclosures in the consolidated financial statements. Actual results could differ from those estimates.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and other accrued liabilities, the carrying amounts approximate fair value due to their short maturities.

Translation of Foreign Currency

The consolidated financial statements are presented in U.S. dollars. Foreign currency translation adjustment is included in the consolidated statement of operations and comprehensive income. The assets and liabilities of International’s foreign branches and Portware India Private Limited that have a functional currency (i.e., the currency in which activities are primarily conducted) other than the U.S. dollar are translated to U.S. dollars at year-end exchange rates, while revenues and expenses are translated at average exchange rates during the year. Adjustments that result from translating amounts from a foreign branch’s functional currency to U.S. dollars are reported separately and accumulated as a separate component of members’ deficit.

Comprehensive Income

The Company reports comprehensive income in accordance with GAAP, which requires that in addition to net income, a company should report other comprehensive income consisting of gains and losses, which bypass the traditional income statement and are recorded directly into stockholders’ equity on the balance sheet. Foreign currency translation adjustment is the only component of other comprehensive income for the year ended December 31, 2014.

PORTWARE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	Property and equipment

Property and equipment consists of approximately the following at December 31, 2014:

Office equipment	$2,430,000
Furniture and fixtures	70,000
Computer equipment	126,000
Computer software	1,074,000
Leasehold improvements	208,000
3,908,000

Less accumulated depreciation and amortization	2,203,000

$1,705,000

Depreciation and amortization expense was approximately $525,000 for the year ended December 31, 2014.

4.	Convertible note payable

On July 27, 2006, the Company issued a note to ML IBK Positions, Inc. (the “Lender”) in the amount of $18,000,000 (the “Note”) pursuant to a Convertible Note Purchase Agreement (the “Original Agreement”). In September 2009, the Company entered into an Amendment to the Original Agreement (the “Amendment”) with the lender. In November 2013, the Company entered into a Second Amendment to the Original Agreement (the “Second Amendment”) with the Lender. The Note was to mature on December 31, 2016 and bore interest at 5.5% per annum for the first four years, and 5% thereafter until maturity, payable annually on July 31, commencing July 31, 2007. The Company chose to pay the first interest payment on July 31, 2007 “in kind,” resulting in a cumulative principal balance of approximately $19,001,000. In September 2008, the Company paid approximately $1,048,000 for its interest obligation for the period from July 2007 to July 2008. Per the Second Amendment, unpaid interest is no longer added to the principal balance and subject to additional interest. Cumulative unpaid interest must be paid in cash at the earlier of: a) December 31, 2016 or b) a sale of the Company or c) upon conversion of the Note by the Company on July 31, 2014. This amount was reported as accrued interest.

Per the Second Amendment, the Lender agreed to an equity raise which extended the conversion date of the Note to July 31, 2014 (“Conversion Date”). The equity raise net cash proceeds were to equal or exceed the sum of all accrued interest on the Note as of the Conversion Date plus $2,000,000. The Company was to consummate all transactions necessary for the equity raise by July 31, 2014 and pay the Lender all accrued and unpaid interest on the Note in cash by the Conversion Date in order for the Company to extinguish the Note. The accrued interest as of July 31, 2014 was $5,893,000. Interest expense in connection with the Note amounted to approximately $552,000 for the year ended December 31, 2014 and is included in interest expense on the accompanying consolidated statement of operations and comprehensive income.

Concurrent with the execution of the Original Agreement, the Company issued 810,000 warrants to the Lender to purchase 810,000 shares of the Company’s Class A Common Units at $11.1283 per unit, subject to adjustment in certain circumstances, which were to expire on July 27, 2013, of which 270,000 warrants (the “Signing Warrants”) were to vest upon the lender’s conversion of the Note. Under the terms of the Amendment, the remaining 540,000 warrants (the “Performance Warrants”) were cancelled, the purchase price of the Signing Warrants was revised from $11.1283 per unit to $24.00 per unit subject to adjustment in certain circumstances, and the expiration date was extended from July 27, 2013 to July 27, 2029.

PORTWARE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

4.	Convertible note payable (continued)

The value initially allocated to the 270,000 warrants which vest upon the Lender’s conversion of the Note resulted in a debt discount of $1,785,000 which was to be recognized as interest expense over the term of the Note.

The value of the debt discount was determined using the Black-Scholes-Merton option-pricing model. Interest expense was computed utilizing the effective interest method, which results in an effective yield over the term of the Note. No beneficial conversion feature resulted from allocating value to the warrants. The entire balance of debt issuance costs of $238,000 and debt discount of $1,785,000 was charged to interest expense in 2006, as a result of a potential covenant violation, which has been clarified. The value of the Signing Warrants as of the date of the Amendment has been recalculated with the amendment terms to be $2,861,000. The increase of debt discount in the amount of $1,076,000 was being amortized over the remaining life of the Note, as amended.

An additional warrant (the “2009 Warrant”) was issued to the Lender as part of the Amendment. This warrant gave the Lender the right to purchase up to 200,000 additional Class A Units at a price of $35.00 per unit. The 2009 Warrant was to expire on September 23, 2029. It vested immediately, but was subject to certain transfer restrictions. The value of the 2009 Warrant was determined to be $1,498,000 using the Black-Scholes-Merton option-pricing model and was being amortized over the remaining life of the Note, as amended.

The current year amortization expense for the increased value of the Signing Warrants and the 2009 warrant totaled approximately $210,000, which is included in interest expense on the accompanying consolidated statement of operations and comprehensive income.

On July 31, 2014 (the “Closing Date”), the Company signed a Securities Purchase Agreement (the “SPA”) with Long Ridge Portware Holdings, Inc. (the “Buyer”), which amended and restated the existing limited liability company agreement including the issuance of 2,299,128 membership units (see Note 5) to the Buyer for approximately $17,107,000 (the “Proceeds”).

Proceeds totaling $13,000,000 were wired directly to the Lender to purchase and retire the Note, accrued interest and all warrants issued in connection with the Note. Approximately $5,900,000 of this amount was used to pay down the accrued interest on the Note, and $7,100,000 was applied towards the principal balance of the Note. The remaining unpaid principal balance of approximately $11,000,000 was forgiven resulting in a forgiveness of debt income which is reported on the consolidated statement of operations and comprehensive income. Under the terms of the SPA, up to $2,600,000 of the Proceeds may be used to pay tax distributions to certain Members by April 15, 2015.

5.	Members’ units, the allocation of income (loss) and distributions

The Company has established the following classes of membership interests: preferred units, common units, including threshold common units, and incentive units.

Post-Restructure Equity Transactions

In connection with the SPA and the amended and restated limited liability company agreement, the Company authorized and issued 1,130,621 Series A-1 Preferred Units, 947,799 Series A-2 Preferred units, 67,524 Incentive Units having a threshold amount of $60,000,000 ($”60M”), 46,379 Incentive Units having a threshold amount of $100,000,000 (“$100M”) and 106,805 Incentive Units having a threshold amount of $150,000,000 (“$150M”) to the Buyer.

PORTWARE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.	Members’ units, the allocation of income (loss) and distributions (continued)

Post-Restructure Equity Transactions (continued)

At December 31, 2014, five members (the “Members”) have a total of 2,078,420 Preferred Units and 6,968,882 Common Units. Net income or loss is allocated to the Members in proportion to their respective membership interests.

Series A-1 and A-2 Preferred Units (collectively, the “Preferred Units) include preferred returns of 7% per annum, compounded annually. The 7% return (the “Preferred Return”) is accrued and will be paid out upon a distribution of preferred liquidation preference amounts, as defined in the SPA. Preferred Unit holders are entitled to certain voting rights, as defined in the SPA. Accrued interest on the Preferred Units amounted to approximately $499,000 for the year ended December 31, 2014.

Threshold common units (the “Threshold Common Units”) are deemed matured as of the Closing Date. Upon a deemed liquidation event, as defined in the SPA, the unit holder shall participate in pro-rata distributions of proceeds available in excess of the threshold amount. Threshold Common Unit holders share in the same voting rights and allocation of profit and loss as other common unit holders.

Threshold Incentive Units (the “Incentive Units”) mature upon a deemed liquidation event, as defined in the SPA. The holders of incentive units are not members of the Company and do not have any voting rights.

The Company has authorized 453,975 Incentive Units for future issuance as follows: 28,373 having a threshold amount of $60M, 141,867 having a threshold amount of $100M, and 283,735 having a threshold amount of $150M. The Incentive Units for future issuance replaced a former employee incentive plan which was cancelled.

Except for distributions of preferred liquidation preference amounts, as defined below, all distributions shall be paid to the Company’s members holding Preferred Units and Common Units pro rata, in proportion to their respective units (on an assumed converted basis) on the date of distribution.

Distributions of preferred liquidation preference amounts shall be paid to holders of Preferred Units as follows: Series A-1 preferred unit holders; the greater of the sum of $8.8447 per unit plus the accrued and unpaid Series A-1 Preferred Return or the percentage interest times all sums available as of such date of determination. Series A-2 preferred unit holders; the greater of the sum of $7.4986 per unit plus the accrued and unpaid Series A-2 Preferred Return or the percentage interest times all sums available as of such date of determination, or an amount equal to the sum of the amount allocated to all Series A-1 preferred units plus the amount allocated to all of the Incentive Units issued to the Buyer divided by the number of Series A-1 preferred units outstanding.

Pre-Restructure Equity Transactions

During 2007, the Company granted a key employee 150,000 Class C restricted units with an exercise price of $11.73 per unit which were fully vested. Those units were cancelled at the Closing Date and replaced by the Company as follows: 381,250 Common Units having a threshold amount of $60M, 250,200 Incentive Units having a threshold amount of $60M, 154,655 Incentive Units having a threshold amount of $100M and 316,600 Incentive Units having a threshold amount of $150M. The value of the vested and cancelled units was approximately $162,000 at the Closing Date and the value of the newly issued units was approximately $1,100,000, resulting in an equity-based compensation charge of approximately $956,000 at the Closing Date.

PORTWARE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.	Members’ units, the allocation of income (loss) and distributions (continued)

Pre-Restructure Equity Transactions (continued)

During 2012, the Company granted a key employee 196,589 Class C Restricted Units with an exercise price of $10.68 per unit. The units vested in 12 equal portions quarterly in arrears over three years contingent upon the employee’s continued employment as of each vesting date. Those units were cancelled at the Closing Date and replaced by the Company as follows: 381,250 Common Units having a threshold amount of $60M, 250,200 Incentive Units having a threshold amount of $60M, 189,035 Incentive Units having a threshold amount of $100M and 474,900 Incentive Units having a threshold amount of $150M. The value of the vested and cancelled units was approximately $247,000 at the Closing Date and the value of the newly issued units was approximately $1,200,000, resulting in an equity-based compensation charge of approximately $935,000 at the Closing Date.

On May 8, 2012, Portware signed a Purchase Agreement (the “Purchase Agreement”) to acquire certain assets (including cash of approximately $1,700,000) of Aritas Group, Inc. (“Aritas”). In consideration of this acquisition, Portware offered 100 Special Distribution Units, as defined in the Purchase Agreement, in Alpha Vision, and warrants to purchase 65,528 Class C Common Units of Portware. The Purchase Agreement, which was subsequently amended on November 28, 2012, allowed Portware to re-purchase the 100 Special Distribution Units from Aritas for consideration of warrants to purchase 229,354 Class C Common Units of Portware. The fair value of the consideration was approximately $1,518,000. These warrants were amended and restated as part of the SPA on the Closing Date to avoid dilution of ownership. The Company granted 337,531 warrants to Aritas to purchase Common Units of Portware. The modification of the equity award resulted in an incremental compensation cost of approximately $88,000 at the Closing Date, which was calculated using the Black-Scholes option-pricing model.

6.	Capital lease obligations

Obligations Under Capital Lease

The Company leases certain office equipment and computer software under capital leases expiring in various years through 2017. The assets are depreciated and amortized over the shorter of their estimated useful lives or the term of the lease. Depreciation and amortization under capital leases is included in depreciation and amortization expense for the year ended December 31, 2014.

Aggregate future minimum lease payments by year as of December 31, 2014 are approximately as follows:

Year Ending December 31,
2015	$536,000
2016	518,000
2017	122,000
Total future minimum lease payments	1,176,000
Less: Amount representing interest	(104,000)
1,072,000
Less: Current Portion	(466,000)

$606,000

PORTWARE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.	Income taxes

Deferred tax assets, included in prepaid and other current assets and other assets on the consolidated balance sheet, relate to the net operating loss carry forwards, timing differences on the deductibility of bonus payments and deferred rent, as well as differences in calculating depreciation.

Deferred tax assets consist of the following at December 31, 2014:

Current	$(8,000)
Non-current	15,000

$7,000

8.	Commitments and contingencies

Operating Leases

The Company leases its office facilities under non-cancelable operating leases, which expire through 2019. Future minimum annual rental payments are approximately as follows:

Year Ending December 31,
2015	$1,299,000
2016	1,384,000
2017	519,000
2018	339,000
2019	244,000

$3,785,000

Rent expense was approximately $1,369,000 for the year ended December 31, 2014, which is included in occupancy and office expense on the accompanying consolidated statement of operations and comprehensive income.

Warranties

The Company provides its customers with limited warranties on its software products. License agreements include a limited indemnification provision for third party infringement claims, relating to the Company’s intellectual property. As of December 31, 2014, there have been no claims under these agreements.

Legal Matters

The Company is involved in claims and litigation incidental to its business and management believes that any liability that may potentially result upon resolution of such matters will not have a material impact on the financial position of the Company.

PORTWARE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.	Equity-based compensation

An entity is required to measure the cost of employee services received in exchange for share-based awards on the grant date fair value of the awards. The grant date fair value of employee share options and similar instruments are estimated using an option-pricing model adjusted for unique characteristics of the share-based awards. If a share-based award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original reward immediately before the modification. All share-based awards granted to employees are recognized as compensation over the service period (generally the vesting period) in the consolidated financial statements based on their fair values. GAAP requires an estimate of the impact of future forfeitures which has an impact on stock based compensation expense. As the Company estimated the impact of future forfeitures for its share-based payment plans, there was no material impact on the Company’s results of operations or financial position. GAAP also requires realization of tax benefits in excess of amounts recognized for financial reporting purposes to be recognized as a financing activity rather than an operating activity in the statement of cash flows.

Information regarding Incentive Units granted, outstanding, and exercisable at December 31, 2014 is summarized as follows:

	Incentive Units	Weighted- Average Exercise Price

Outstanding at December 31, 2013	346,589	$11.21
Granted	1,856,298	12.38
Cancelled or forfeited	(346,589)	11.21

Outstanding at December 31, 2014	1,856,298	$12.38

The weighted-average remaining life of the Incentive Units is approximately 4.5 years at December 31, 2014. The weighted average fair value of Incentive Units granted during 2014 is approximately $0.53 per unit. The units vest immediately and the total incremental value of these units is approximately $869,000, which was fully expensed at the Closing Date.

Information regarding Threshold Common Units granted, outstanding, and exercisable at December 31, 2014 is summarized as follows:

	Threshold Common Units	Weighted- Average Exercise Price

Outstanding at December 31, 2013	-	$-
Granted	762,500	6.63
Cancelled or forfeited

Outstanding at December 31, 2014	762,500	$6.63

PORTWARE, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.	Equity-based compensation (continued)

The weighted-average remaining life of the Threshold Common Units is approximately 4.5 years at December 31, 2014. The weighted average fair value of the Threshold Common Units granted during 2014 is approximately $1.88 per unit. The units vest immediately and the total incremental value of these units is approximately $1,022,000, which was fully expensed at the Closing Date.

The fair value of the Incentive units and Threshold Common Units granted during 2014 was estimated using the Black-Scholes option-pricing model utilizing the following assumptions:

Unit price	$8.23
Risk free interest rate	1.76%
Expected life of units	5 years
Expected volatility	41%
Expected dividend yield	0%

10.	401(k) retirement plan

The Company maintains an employee retirement benefit plan under the provision of Section 401(k) of the Internal Revenue Code. The plan covers all employees meeting certain eligibility requirements and allows employees to contribute specified percentages of their salary up to the maximum amount defined in the Internal Revenue Code. The Company did not make any contributions to the plan for the year ended December 31, 2014.

11.	Major customers

The Company had sales to two customers of approximately 23% of revenue for the year ended December 31, 2014, which represents approximately 6% of accounts receivable at December 31, 2014.

12.	Intangible assets

In November 2012, Portware acquired patents for $350,000 and 8% of the gross revenue arising from the license, sale or provision of services to customers through the use of the acquired patents, until such amounts total $150,000.

The revenue payment under the terms of the purchase agreement for the year ended December 31, 2014 was approximately $50,000 and is included as an addition to the purchase price of the intangible assets. The total of revenue payments since acquisition is approximately $69,000.